 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

(Address of principal executive offices)
923 S. Bridgeway Pl. Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	NYSE

Item 1.01.  Entry Into a Material Definitive Agreement

On May 8, 2019, PetIQ, Inc. (“PetIQ” or the “Company”) entered into  a Purchase and Sale Agreement (the “Purchase Agreement”) by and among PetIQ, LLC (“Buyer”), L. Perrigo Company (“Seller”), Perrigo Company plc and the Company.  Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will acquire all of the outstanding capital stock of Sergeant’s Pet Care Products, Inc., including any assets related to Perrigo’s animal health business (the “Business”), from Seller, resulting in the Business becoming an indirect wholly-owned subsidiary of the Company (the “Acquisition”).  A press release announcing the execution of the Purchase Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The purchase price for the Acquisition is $185 million in cash, subject to customary adjustments for net working capital, closing indebtedness and transaction expenses.  The Purchase Agreement contains customary representations and warranties, covenants and agreements, including, among others, in the case of Seller to conduct the Business in the ordinary course of business during the period between the execution of the Purchase Agreement and the consummation of the Acquisition.  In addition, the parties to the Purchase Agreement have agreed to indemnify each other for certain liabilities arising out of the Purchase Agreement, subject to various limitations including, among other things caps and time limitations.  Buyer will also obtain representation and warranty insurance that provides coverage for certain breaches of, and inaccuracies in, representations and warranties made by Seller in the Purchase Agreement, subject to exclusions, deductibles and other terms and conditions.

The obligation of the parties to close the Acquisition is subject to customary closing conditions, including the receipt of antitrust clearance in the United States.  The Purchase Agreement may be terminated in certain circumstances including, among other things, if the parties fail to receive antitrust clearance in the United States by May 8, 2020 or if Buyer and Seller mutually agree there is no reasonable likelihood that the Transaction will receive antitrust clearance in the United States by May 8, 2020, in which case Buyer shall pay Seller a termination fee of $5 million.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
2.1 99.1	Purchase and Sale Agreement dated May 8, 2019 Press Release dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETQ, INC.
Dated: May 8, 2019	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer